UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in charter)

Tennessee	001-36895	20-8839445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064

(Address of Principal Executive Offices)

615-236-2265

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)(1) On April 28, 2015, the board of directors (“Board”) of Franklin Financial Network, Inc. (the “Company”) appointed Greg Waldron to the Board for a term expiring at the Company’s 2016 annual meeting of shareholders.

Mr. Waldron, age 52, is a partner and managing member of Waldron Enterprises, LLC in Murfreesboro, Tennessee, which he joined in 1986. He received a Bachelor of Science in Engineering Science from Lipscomb University in Nashville, Tennessee in 1985. Waldron Enterprises, LLC is involved in building and selling new homes, building and managing apartments, developing residential lots, and developing commercial investment property for retail and office use. He formerly served on the Board of Directors of MidSouth Bank from 2003 to 2014 and as its Vice Chairman from 2012 to 2014; on the Board of Directors of Middle Tennessee Christian School from 1999 to 2007 and as its Vice Chairman from 2006 to 2007; on the Community Board of Cavalry Banking from 2000 to 2003; on the Board of Directors of Trans Financial Bank of Tennessee from 1997 to 1999; and on the Rutherford County Home Builders Association from 1994 to 1995.

Mr. Waldron was appointed as a member of the Board’s audit committee and the nominating and corporate governance committee.

(2) Not applicable.

(3) Not applicable.

(4) Not applicable.

(5) Mr. Waldron will be compensated in accordance with the Company’s existing Board compensation policy.

Item 7.01.	Regulation FD Disclosure.

On May 4, 2015, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Waldron to the Board. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated May 4, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2015

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Sally P. Kimble
Sally P. Kimble
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 4, 2015